UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2012

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Amendment of Revolving Credit Facility

General.  On August 2, 2012, PHH Corporation (“PHH,” the “Company,” “we” or “our”), amended and restated its revolving credit facility by entering into the Amended and Restated Credit Agreement, dated August 2, 2012 (the “Revolving Credit Facility”), among the Company, as borrower, the lenders referred to therein, Bank of America, N.A., Citibank, N.A., Manufacturers and Traders Trust Company, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as syndication agents, Barclays Bank PLC, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.

The Revolving Credit Facility consists of two tranches: (i) a revolving credit facility (the “Tranche A Credit Facility”) providing for an aggregate principal amount of up to $250 million, with a maturity of three years, and (ii) a revolving credit facility (the “Tranche B Credit Facility”) in an aggregate principal amount of up to $50 million, maturing on July 1, 2014. No borrowing may be made under the Tranche B Credit Facility if there is unused availability under the Tranche A Facility. Up to $35 million of borrowing capacity under the Tranche A Credit Facility is available for the issuance of letters of credit.

All borrowings under the Revolving Credit Facility are subject to the satisfaction of customary conditions, including absence of a default under the Revolving Credit Facility and accuracy of representations and warranties.

Interest and Fees.  Pricing under the Revolving Credit Facility is based upon the Company’s senior non-credit enhanced unsecured long-term debt ratings. If the ratings on the Company’s senior non-credit enhanced unsecured long-term debt assigned by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a business unit within Standard & Poor’s Financial Services, LLC, and Fitch, Inc. are not equivalent to each other, the second highest credit rating assigned by them determines pricing under the Revolving Credit Facility, provided that, in the event that any two of the rating agencies have equivalent ratings, but the third rating agency’s rating differs, pricing under the Revolving Credit Facility is determined by the ratings which are equivalent. As of the date of the agreement, borrowings pursuant to the revolving commitments of each lender under the Tranche A Credit Facility and Tranche B Credit Facility bore interest at a margin of 375 bps and 400 bps, respectively, over a benchmark index of either LIBOR or the federal funds rate or 275 bps and 300 bps, respectively, over the alternative base rate. As of the date of the agreement, there was no utilization fee. Each of the Tranche A Credit Facility and Tranche B Credit Facility requires the Company to pay quarterly facility fees, which as of the date of the agreement, was 50 bps and 75 bps, respectively, on an annualized basis.

Guarantees and Security.  The Company’s obligations under the Tranche A Credit Facility are guaranteed by each of the Company’s direct, indirect, existing and future domestic subsidiaries, subject to exceptions for (i) asset securitization subsidiaries, (ii) subsidiaries which are not substantially wholly-owned by the Company or its wholly-owned subsidiaries and (iii) certain excluded subsidiaries. The Company’s obligations under the Tranche B Credit Facility are not guaranteed by any of the Company’s existing subsidiaries. Obligations under the Revolving Credit Facility are not secured.

Covenants.  The Revolving Credit Facility contains certain affirmative and negative covenants, including, but not limited to, restrictions on indebtedness of material subsidiaries and subsidiary guarantors, transactions with affiliates, mergers, liens, liquidations and sale and leaseback transactions. In addition, the Revolving Credit Facility requires that the Company maintain (i) on the last day of each fiscal quarter, consolidated net worth of $1.0 billion of the Company and its subsidiaries, (ii) at all times prior to October 1, 2013, a ratio of indebtedness to the Company’s and its subsidiaries’ tangible net worth no greater than 6.0 to 1 and, thereafter, no greater than 5.75 to 1, (iii) committed third party mortgage warehouse capacity (other than uncommitted warehouse capacity provided by government-sponsored enterprises and facilities that are exclusively related to the gestation of mortgage loans prior to the securitization of such loans or the sale of such loans to third-party investors) of at least $1.0 billion at all times, (iv) committed third party fleet financing capacity of at least $750 million, (v) a ratio of borrowing base to unsecured indebtedness of at least 1.20 to 1, from and after October 1, 2012, insofar as any extension of credit is outstanding, (vi) to the extent the then outstanding principal amount of the Company’s 7.125% Notes due 2013 is equal to or greater than $100 million, a minimum liquidity requirement on October 31, 2012 of $100 million in excess of the then outstanding principal amount of such notes, and (vii) to the extent that the then outstanding principal amount of the Company’s 4.00% Convertible Senior Notes due 2014 exceeds $50 million, a minimum liquidity requirement on May 2, 2014 of $250 million.

The Revolving Credit Facility imposes restrictions on the ability of the Company and in some cases, the ability of certain of its subsidiaries, to pay dividends, make other restricted payments and prepay or redeem indebtedness, in each case, subject to a number of exceptions. Furthermore, the Revolving Credit Facility includes a no negative pledge covenant, subject to certain limited exceptions, and a covenant prohibiting the Company and its material subsidiaries and subsidiary guarantors from incurring senior indebtedness which matures prior to the final maturity of the Revolving Credit Facility, subject to certain limited exceptions. Failure to comply with the covenants, including minimum liquidity covenants, constitutes an event of default allowing the administrative agent or required lenders to accelerate.

The foregoing summary of the Revolving Credit Facility is qualified in its entirety by reference to the full text of the Revolving Credit Facility, a copy of which is filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 10.1, and is incorporated herein by reference.

Item 2.02.     Results of Operations and Financial Condition.

On August 7, 2012, the Company issued a press release announcing financial results for the three month period ended June 30, 2012. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended (the “Securities Act”), except as expressly set forth in such filing.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Amended and Restated Credit Agreement, dated August 2, 2012, among PHH Corporation, as borrower, the lenders referred to therein, Bank of America, N.A., Citibank, N.A., Manufacturers and Traders Trust Company, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as syndication agents, Barclays Bank PLC, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	PHH Corporation press release dated August 7, 2012.*

*            Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such Exhibit be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

Dated: August 8, 2012

Index to Exhibits

Exhibit Number	Description
10.1

Amended and Restated Credit Agreement, dated August 2, 2012, among PHH Corporation, as borrower, the lenders referred to therein, Bank of America, N.A., Citibank, N.A., Manufacturers and Traders Trust Company, The Royal Bank of Scotland plc and Wells Fargo Bank, National Association, as syndication agents, Barclays Bank PLC, as documentation agent, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	PHH Corporation press release dated August 7, 2012.*

*  Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall such Exhibit be incorporated by reference into any registration statement or other document pursuant to the Securities Act, except as expressly set forth in such filing.